Date:	October 25, 2007

Media Contact:	William H. Galligan	Phone: 816/983-1551
bgalligan@kcsouthern.com
Strong Operating Income Growth, Operating Ratio Improvement Highlight
Kansas City Southern’s Third Quarter 2007 Earnings
Third Quarter Highlights
•	Revenues of $444.1 million, a 6.8% increase over 2006

•	Record operating income of $98.2 million, a 27% increase

•	Operating ratio of 77.9%, a 3.5 point improvement

•	Diluted earnings per share of $0.48, a 50% increase
Kansas City, MO, October 25 2007. Kansas City Southern (KCS) (NYSE:KSU) recorded third quarter 2007 revenues of $444.1 million, a 6.8% increase over third quarter 2006. Revenue gains were primarily attributable to volume growth in select commodity areas and a continued favorable pricing environment.
For the third quarter, revenues for the Automotive group increased 21.8% on volume growth of 16.6%. Coal revenues remained strong, increasing 16.9% for the quarter with volumes growing by 4.8%. Chemical & Petroleum products revenues experienced 12.7% growth with volume increasing by 5.3%. Agriculture & Minerals revenues increased by 7.0% while posting a 2.2% decrease in volumes. Despite the impact of a depressed U.S. new home building market on building materials, Paper & Forest Products posted a revenue gain of 1.0%, though overall volumes were 12.1% lower. Intermodal revenues, including haulage, were flat quarter-over-quarter, with volumes 6.5% lower. Excluding the loss of certain haulage business, intermodal revenues increased by 12.5% and volumes grew by 17.6%. Overall volumes fell by 2.8%, however excluding the haulage traffic, volumes would have been 3.0% higher than last year.
Third quarter 2007 operating expenses totaled $345.9 million, increasing 2.2% from 2006. Operating income grew 27.0% from $77.3 million to $98.2 million. The third quarter operating ratio improved to 77.9% from 81.4% for the same prior year period, a 3.5 point improvement.
Net income available to common shareholders in the third quarter 2007 increased by 58% to $41.8 million, or $0.48 per diluted share, compared with $26.4 million, or $0.32 per diluted share in the third quarter 2006.
Comments from the Chairman
KCS Chairman and Chief Executive Officer Michael R. Haverty said, “Within the context of a slower than expected economy, we are encouraged by the overall improvement in KCS’s operating performance. The Company posted solid, double-digit revenue growth in three of its commodity groups, and only haulage revenues declined as a result of the loss of certain business over the Meridian Speedway.
“While operating expenses were in-line with our expectations, KCS management remains committed to taking additional costs out of our network. Having attained an operating ratio of 77.9% for the quarter and the Company is focused on achieving the revenue growth and expense controls necessary to meet our target of an operating ratio below 80% for the year.
“Construction of Phase I of the Port of Lazaro Cardenas is complete, which brings the capacity to over 500,000 TEUs. Even prior to the expansion, third quarter revenue growth from Lazaro Cardenas was approximately 23%. The opening of Phase I will offer KCS customers new service options and will result in increased intermodal and carload traffic out of the port to both inter-Mexico and cross-border destinations.

“Finally, at the end of the quarter, KCS and its former Mexican partner, Grupo TMM, S.A. (TMM) entered into an agreement that resolved all remaining claims and disputes over liabilities established in 2005 as part of the acquisition of Grupo TFM, now Kansas City Southern de Mexico (KCSM). The settlement was favorable for KCS and its shareholders as it finalizes KCS’ relationship with TMM and eliminates any future payouts to TMM and potential dilution of KCS shares.”
Headquartered in Kansas City, Mo., KCS is a transportation holding company that has railroad investments in the U.S., Mexico and Panama. Its primary U.S. holding includes The Kansas City Southern Railway Company, serving the central and south central U.S. Its international holdings include Kansas City Southern de Mexico, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal. KCS’ North American rail holdings and strategic alliances are primary components of a NAFTA Railway system, linking the commercial and industrial centers of the U.S., Canada and Mexico.
This press release includes statements concerning potential future events involving the Company, which could materially differ from the events that actually occur. The differences could be caused by a number of factors including those factors identified in the “Risk Factors” and the “Cautionary Information” sections of the Company’s Form 10-K for the year ended December 31, 2006, filed by the Company with the Securities and Exchange Commission (SEC) (Commission file no. 1-4717). The Company will not update any forward-looking statements in this press release to reflect future events or developments
# # #

Kansas City Southern
Income Statement
(In millions, except share and per share amounts)
(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2007	2006	2007	2006
Revenues	$444.1	$415.7	$1,282.5	$1,217.3

Operating expenses:
Compensation and benefits	104.7	96.5	303.1	289.1
Purchased services	47.9	56.6	137.7	163.9
Fuel	66.6	66.4	194.8	187.8
Equipment costs	43.7	46.1	137.1	130.1
Depreciation and amortization	38.9	37.7	117.8	112.9
Casualties and insurance	15.9	12.0	52.8	40.1
Materials and other costs	28.2	23.1	85.5	77.3

Total operating expenses	345.9	338.4	1,028.8	1,001.2

Operating income	98.2	77.3	253.7	216.1

Equity in net earnings of unconsolidated affiliates	3.3	3.2	7.2	5.7
Interest expense	(37.3)	(42.3)	(118.3)	(123.5)
Debt retirement costs	—	—	(6.9)	(2.2)
Foreign exchange gain (loss)	(1.9)	4.5	(1.6)	(6.7)
Other income	2.0	3.5	5.9	9.3

Income before income taxes and minority interest	64.3	46.2	140.0	98.7
Income tax expense	17.5	14.7	40.6	30.2

Income before minority interest	46.8	31.5	99.4	68.5
Minority interest	0.1	0.2	0.3	0.2

Net income	46.7	31.3	99.1	68.3
Preferred stock dividends	4.9	4.9	15.0	14.6

Net income available to common shareholders	$41.8	$26.4	$84.1	$53.7

Earnings per share:
Basic earnings per share	$0.55	$0.35	$1.11	$0.72

Diluted earnings per share	$0.48	$0.32	$1.00	$0.67

Average shares outstanding (in thousands):
Basic	75,935	75,178	75,797	74,490
Potential dilutive common shares	21,716	16,411	14,781	16,431

Diluted	97,651	91,589	90,578	90,921

Kansas City Southern
Revenue & Carloadings By Commodity – Third Quarter 2007
(Dollars in Millions)

Carloadings				Revenue
Third Quarter		%		Third Quarter		%
2007	2006 (a)	Change		2007	2006 (a)	Change
			Coal
65,951	62,370	5.7%	Unit Coal	$39.6	$33.7	17.5%
13,808	13,708	0.7%	Other Coal	11.0	9.6	14.6%

79,759	76,078	4.8%	Total	50.6	43.3	16.9%

			Paper & Forest Products
30,431	34,776	(12.5%)	Pulp/Paper	42.9	44.7	(4.0%)
4,946	1,808	173.6%	Scrap Paper	6.0	1.8	233.3%
4,821	4,374	10.2%	Pulpwood/Logs/Chips	4.3	2.9	48.3%
6,534	7,638	(14.5%)	Lumber/Plywood	9.5	9.8	(3.1%)
21,640	30,275	(28.5%)	Metal/Scrap	30.5	34.9	(12.6%)
26,626	29,145	(8.6%)	Military/Other Carloads	30.7	28.6	7.3%

94,998	108,016	(12.1%)	Total	123.9	122.7	1.0%

			Chemical & Petroleum Products
3,471	3,267	6.2%	Agri Chemicals	4.5	3.9	15.4%
27,145	22,749	19.3%	Other Chemicals	37.1	27.7	33.9%
15,856	17,929	(11.6%)	Petroleum	21.6	24.4	(11.5%)
11,716	11,329	3.4%	Plastics	20.3	18.1	12.2%

58,188	55,274	5.3%	Total	83.5	74.1	12.7%

			Agriculture and Minerals
39,970	40,711	(1.8%)	Grain	59.4	54.0	10.0%
15,944	17,331	(8.0%)	Food Products	25.1	26.0	(3.5%)
14,271	13,827	3.2%	Ores and Minerals	12.8	11.1	15.3%
3,969	3,950	0.5%	Stone, Clay & Glass	5.8	5.3	9.4%

74,154	75,819	(2.2%)	Total	103.1	96.4	7.0%

			Intermodal & Automotive
27,997	24,010	16.6%	Automotive	29.0	23.8	21.8%
134,869	144,172	(6.5%)	Intermodal	37.4	37.4	0.0%

162,866	168,182	(3.2%)	Total	66.4	61.2	8.5%

469,965	483,369	(2.8%)	TOTAL FOR BUSINESS UNITS	427.5	397.7	7.5%
			Other KCSR Revenue	16.6	18.0	(7.8%)

469,965	483,369	(2.8%)	TOTAL	$444.1	$415.7	6.8%

(a)	Certain amounts have been reclassified to reflect changes in the business groups and to conform to the current year presentation.

Kansas City Southern
Revenue & Carloadings By Commodity – Year to Date September 30, 2007
(Dollars in Millions)

Carloadings				Revenue
Year to Date		%		Year to Date		%
2007	2006 (a)	Change		2007	2006 (a)	Change
			Coal
192,971	183,986	4.9%	Unit Coal	$112.1	$98.0	14.4%
39,536	39,151	1.0%	Other Coal	29.1	26.3	10.6%

232,507	223,137	4.2%	Total	141.2	124.3	13.6%

			Paper & Forest Products
91,437	101,246	(9.7%)	Pulp/Paper	125.5	121.4	3.4%
13,775	5,825	136.5%	Scrap Paper	16.5	5.6	194.6%
13,371	14,226	(6.0%)	Pulpwood/Logs/Chips	11.1	9.4	18.1%
20,096	24,483	(17.9%)	Lumber/Plywood	27.6	31.0	(11.0%)
74,879	99,890	(25.0%)	Metal/Scrap	98.4	109.0	(9.7%)
83,526	89,212	(6.4%)	Military/Other Carloads	91.6	90.5	1.2%

297,084	334,882	(11.3%)	Total	370.7	366.9	1.0%

			Chemical & Petroleum Products
10,462	11,168	(6.3%)	Agri Chemicals	12.9	12.1	6.6%
76,875	67,087	14.6%	Other Chemicals	103.0	81.4	26.5%
49,005	53,851	(9.0%)	Petroleum	63.7	69.9	(8.9%)
33,459	33,522	(0.2%)	Plastics	57.8	52.4	10.3%

169,801	165,628	2.5%	Total	237.4	215.8	10.0%

			Agriculture and Minerals
121,722	121,287	0.4%	Grain	168.6	152.8	10.3%
47,708	50,747	(6.0%)	Food Products	74.6	75.2	(0.8%)
41,376	42,038	(1.6%)	Ores and Minerals	35.8	33.6	6.5%
11,921	12,304	(3.1%)	Stone, Clay & Glass	17.3	16.2	6.8%

222,727	226,376	(1.6%)	Total	296.3	277.8	6.7%

			Intermodal & Automotive
79,451	76,212	4.2%	Automotive	81.8	74.4	9.9%
385,334	400,159	(3.7%)	Intermodal	103.7	100.1	3.6%

464,785	476,371	(2.4%)	Total	185.5	174.5	6.3%

1,386,904	1,426,394	(2.8%)	TOTAL FOR BUSINESS UNITS	1,231.1	1,159.3	6.2%
			Other KCSR Revenue	51.4	58.0	(11.4%)

1,386,904	1,426,394	(2.8%)	TOTAL	$1,282.5	$1,217.3	5.4%

(a)	Certain amounts have been reclassified to reflect changes in the business groups and to conform to the current year presentation.